Exhibit 99.1

Contact:

Sachem Capital Corp.

John L. Villano, Co-CEO & CFO

(203) 433-4736

FOR IMMEDIATE RELEASE

Sachem Capital Reports 57% Increase in Revenue and 49% Increase in Net
Income for the Third Quarter of 2018

Conference Call and Webcast to be Held at 8:00 AM (EST) on Wednesday, November 14, 2018

Branford, Connecticut, November 13, 2018 -- Sachem Capital Corp. (NYSE American: SACH) today announced today its financial results for the three- and nine-month periods ended September 30, 2018. In addition, the Company announced that it will host its investor conference call on Wednesday, November 14, 2018, beginning at 8:00 a.m. Eastern Standard Time (additional details below).

Operational highlights:

•	Revenue for the third quarter increased approximately 57.4% to approximately $3.05 million
•	Net income for the third quarter increased approximately 48.9% to approximately $1.96 million, or $0.13 per share
•	Revenue for the nine months increased approximately 85.6% to approximately $8.81 million
•	Net income for the nine months increased approximately 93.4% to approximately $6.13 million, or $0.40 per share

Balance Sheet highlights:

•	Mortgages receivable at September 30, 2018, approximately $77.81 million, increased approximately 23.0% from December 31, 2017
•	Total assets at September 30, 2018, approximately $85.03 million, increased approximately 26.0% from December 31, 2017
•	Shareholders’ equity at September 30, 2018, approximately $55.79 million, increased approximately 2.25% from December 31, 2017

Based on its performance in the third quarter of 2018, the Company increased its quarterly dividend to $0.12 per share. As a result, the dividend yield on the Company’s common shares is currently approximately 11.48%.

John Villano CPA, co-chief executive officer and chief financial officer of Sachem Capital Corp., stated, “I am pleased to report another quarter of strong year-over-year revenue growth and improved profitability. Last month, we announced that we increased our quarterly dividend to $0.12 per share, a 9% increase over our most recent quarterly dividend payment. We have also maintained a solid balance sheet and ended the quarter with almost $56 million of shareholders’ equity.”

“Despite some challenging market conditions such as rising interest rates, flat or declining real estate values, and our continuing need for growth capital, the demand for our products remains strong and, accordingly, we remain optimistic in the outlook for the business and our ability to continue to deliver attractive risk-adjusted returns to our shareholders. Our optimism stems from the fact that, as a non-bank real estate lender, we have more flexibility than traditional lenders to structure loans to suit the needs of our clients and to respond to changes in the market. We continue, as always, to adhere to our strict underwriting criteria, extensive due diligence into the borrowers and the collateral and a conservative loan-to-value ratio.”

Results of operations -- three months ended September 30, 2018

Total revenue for the three months ended September 30, 2018 was approximately $3.05 million compared to approximately $1.94 million for the three months ended September 30, 2017, an increase of $1.11 million, or 57.4%. The company recorded increases in all revenue categories, including interest income, net origination fees, other income (which includes modification fees, lender fees, income on borrower charges) and gains on the sale of real estate.

Total operating costs and expenses for three months ended September 30, 2018 were approximately $1.09 million compared to approximately $621,000 for the three months ended September 30, 2017, an increase of approximately 75.3%. The company recorded increases in all major cost and expense categories, including interest expense and amortization of deferred financing costs, compensation and related costs, professional fees and general and administrative expenses.

Net income for the third quarter of 2018 was approximately $1.96 million compared to approximately $1.32 million for the third quarter of 2017, an increase of approximately 48.9%. Basic and diluted net income per weighted average common share outstanding for the third quarter of 2018 was $0.13 compared to $0.12 per share for the third quarter of 2017.

Results of operations – nine months ended September 30, 2018

Total revenue for the nine months ended September 30, 2018 was approximately $8.81 million compared to approximately $4.75 million for the nine months ended September 30, 2017, an increase of $4.06 million, or 85.6%. The company recorded increases in all revenue categories, including interest income, origination fees, other income and gain on sale of real estate.

Total operating costs and expenses for nine months ended September 30, 2018 were $2.68 million compared to approximately $1.57 million for the nine months ended September 30, 2017, an increase of approximately 69.9%. The company recorded increases in all major operating costs and expense categories, including interest expense and amortization of deferred financing costs, compensation and related costs, professional fees and general and administrative expenses.

Net income for the nine months ended September 30, 2018 was approximately $6.13 million, compared to approximately $3.17 million, for the nine months ended September 30, 2017, an increase of approximately 93.4%. Basic and diluted net income per weighted average common share outstanding for the nine months ended September 30, 2018 was $0.40 per share, compared to $0.26 per share for the corresponding 2017 period. Net income per share data for the nine months ended September 30, 2017 does not include the net income per share for the period prior to February 9, 2017, the date of the company’s initial public offering

2018 Third Quarter Conference Call

The Company will host a conference call on Wednesday, November 14, 2018 at 8:00 a.m., Eastern Standard Time, to discuss its operating results for three and nine month periods ending September 30, 2018 and its financial condition at the date, as well as other relevant matters.

Interested parties can access the conference call by dialing 877-407-8033 for U.S. callers, or +201-689-8033 for international callers. The call will be available on the Company’s website via webcast at https://www.sachemcapitalcorp.com. John Villano, the Company’s Co-Chief Executive Officer and Chief Financial Officer, will lead the conference call and will also be available to answer questions.

A webcast will also be archived on the Company’s website and a telephone replay of the call will be available approximately one hour following the termination of the call, through 8:00 a.m. on February 14, 2019, and can be accessed by dialing: 877-481-4010 for U.S. callers or +919-882-2331 for international callers and entering conference ID: 41211.

About Sachem Capital, Corp.

Sachem Capital Corp. (SCC), is the successor to Sachem Capital Partners, LLC (SCP) having acquired all of SCP’s assets and assumed all of SCP’s liabilities in February 2017. Immediately thereafter, SCC completed an underwritten initial public offering of its shares. (Except where otherwise stated to the contrary, SCC and SCP are, collectively, referred to as the “Company”.) The Company specializes in originating, underwriting, funding, servicing and managing a portfolio of first mortgage loans. It offers short term (i.e., three years or less) secured, nonbanking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, development, rehabilitation or improvement of properties located primarily in Connecticut. The Company does not lend to owner occupants. The Company’s primary underwriting criteria is a conservative loan to value ratio. The properties securing the Company’s loans are generally classified as residential or commercial real estate and, typically, are held for resale or investment. Each loan is secured by a first mortgage lien on real estate and may also be secured with additional real estate collateral. Each loan is also personally guaranteed by the principal(s) of the borrower, which guaranty may be collaterally secured by a pledge of the guarantor’s interest in the borrower. The Company also makes opportunistic real estate purchases apart from its lending activities. SCC believes that it qualifies as a real estate investment trust (REIT) for federal income tax purposes and has elected to be taxed as a REIT beginning with its 2017 tax year.

Forward Looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to several risks, uncertainties and assumptions as described in our Annual Report on Form 10-K for 2017 filed with the U.S. Securities and Exchange Commission on April 2, 2018. Because of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this press release. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

Investor & Media Contact:

Crescendo Communications, LLC

Email: sach@crescendo-ir.com

Tel: (212) 671-1021

##

 SACHEM CAPITAL CORP.

BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)	(audited)
Assets:
Cash	$543,903	$954,223
Escrow deposits	-	111,189
Mortgages receivable	76,835,852	62,166,937
Mortgages receivable, affiliate	969,457	1,104,022
Interest and fees receivable	1,381,536	645,493
Other receivables	385,090	234,570
Due from borrowers	357,810	451,795
Prepaid expenses	27,613	4,520
Property and equipment, net	812,903	501,819
Real estate owned	3,145,532	1,224,409
Pre-Offering Costs	853	-
Deferred financing costs, net	572,281	95,560
Total assets	$85,032,830	$67,494,537

Liabilities and Shareholders' Equity:
Liabilities:
Line of credit	$27,260,147	$9,841,613
Mortgage payable	293,566	301,101
Accounts payable and accrued expenses	95,024	390,758
Security deposit held	2,550	2,550
Advances from borrowers	276,377	519,764
Due to note purchaser	-	723,478
Deferred revenue	1,152,665	1,108,400
Accrued interest	157,720	40,592
Total liabilities	29,238,049	12,928,256

Shareholders' equity:
Preferred shares - $.001 par value; 5,000,000 shares authorized; no shares issued	-	-
Common shares - $.001 par value; 50,000,000 shares authorized; 15,436,914 and 15,415,737 issued and outstanding, respectively	15,437	15,416
Paid-in capital	53,345,001	53,315,772
Retained earnings	2,434,343	1,235,093
Total shareholders' equity	55,794,781	54,566,281
Total liabilities and shareholders' equity	$85,032,830	$67,494,537

 SACHEM CAPITAL CORP.

STATEMENTS OF OPERATIONS

(unaudited)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2018	2017	2018	2017
Revenue:
Interest income from loans	$2,272,100	$1,570,877	$6,610,273	$3,831,636
Origination fees, net	383,322	196,811	1,071,921	464,211
Late and other fees	59,949	34,998	144,031	100,453
Processing fees	30,680	30,480	101,480	84,855
Rental income, net	10,136	9,637	87,865	58,865
Other income	175,271	80,196	674,830	205,775
Gain on sale of real estate	119,666	15,931	119,666	178
Total revenue	3,051,124	1,938,930	8,810,066	4,745,973

Operating costs and expenses:
Interest and amortization of deferred financing costs	493,992	302,548	1,098,912	589,457
Compensation, fees and taxes	344,266	195,673	886,024	466,497
Stock-based compensation	29,250	-	29,250	-
Compensation to manager	-	-	-	35,847
Professional fees	54,330	47,202	212,789	179,344
Other fees and taxes	7,669	-	67,668	-
Exchange fees	10,000	31,548	26,667	69,213
Depreciation	6,834	8,734	20,302	21,624
General and administrative expenses	142,119	35,338	314,839	212,676
Excise tax	-	-	19,000	-
Total operating costs and expenses	1,088,460	621,043	2,675,451	1,574,658
Net income	$1,962,664	$1,317,887	$6,134,615	$3,171,315

Basic and diluted net income per common share outstanding:
Basic	$.13	$.12	$.40	$.26	*
Diluted	$.13	$.12	$.40	$.26	*

Weighted average number of common shares outstanding:
Basic	15,433,000	11,103,237	15,421,555	11,103,237
Diluted	15,433,000	11,103,237	15,421,555	11,103,237

* Basic and diluted net income per common share outstanding and weighted average number of common shares outstanding are calculated for the period beginning February 9, 2017 (i.e., the effective date of the company’s initial public offering) and ending September 30, 2017.

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW

(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$6,134,615	$3,171,315
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	90,165	43,677
Depreciation expense	20,302	21,624
Gain on sale of real estate	(119,666)	(179)
Adjustment to loss for sale of collateral	-	(42,231)
Stock-based compensation	29,250	-
Changes in operating assets and liabilities:
(Increase) decrease in:
Escrow deposit	111,189	-
Interest and fees receivable	(916,672)	(154,877)
Other receivables	(150,520))	14,227
Due from borrowers	(308,866)	(278,694)
Prepaid expenses	(23,093)	(38,342)
(Decrease) increase in:
Due to member	-	(656,296)
Due to shareholder	-	16,957
Due to note purchaser	(723,478)	-
Accrued interest	117,128	55,071
Accrued expenses	(295,734)	(118,183)
Deferred revenue	44,265	580,741
Advances from borrowers	(243,387)	154,888
Total adjustments	(2,369,117)	(401,617)
NET CASH PROVIDED BY OPERATING ACTIVITIES	3,765,498	2,769,698

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of real estate owned	672,538	530,181
Acquisitions of and improvements to real estate owned	(104,799)	(424,023)
Escrow deposit	-	(46,440)
Purchase of property and equipment	(331,386)	(132,729)
Security deposit	-	1,750
Principal disbursements for mortgages receivable	(37,278,346)	(33,792,878)
Principal collections on mortgages receivable	20,958,280	14,849,831

NET CASH USED FOR INVESTING ACTIVITIES	(16,083,713)	(19,014,308)

SACHEM CAPITAL CORP.

STATEMENTS OF CASH FLOW (Continued)

(unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from line of credit	61,067,401	25,341,633
Repayment of line of credit	(43,648,867)	(17,534,390)
Principal payments on mortgage payable	(7,535)	(6,432)
Proceeds from IPO	-	13,000,000
Dividends paid	(4,935,365)	(1,720,997)
Pre-offering costs incurred	(853)	(1,486,798)
Financing costs incurred	(566,886)	(87,202)
Member contributions	-	653,646
Member distributions	-	(2,460,125)
NET CASH PROVIDED BY INVESTING ACTIVITIES	11,907,895	15,699,335

NET DECREASE IN CASH	(410,320)	(545,275)

CASH – BEGINNING OF PERIOD	954,223	1,561,863

CASH – END OF PERIOD	$543,903	$1,016,588

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Interest paid	$1,008,747	$545,782

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

During the nine months ended September 30, 2018, the Company purchased a mortgage receivable from a third party at a discount in the amount of $21,433.

Real estate acquired in connection with the foreclosure of certain mortgages, inclusive of interest and other fees receivable, during the nine months ended September 30, 2018 amounted to $2,369,196.

The reversal of previously accrued capitalized costs during the nine months ended September 30, 2018, amounted to $6,212.

During the nine months ended September 30, 2017, the Company issued notes payable in the amount of $169,338 for the acquisition of mortgages receivable.

On February 8, 2017, Sachem Capital Partners, LLC transferred all its assets and liabilities to the Company in exchange for 6,283,237 shares of the Company’s Common stock.